Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

NEWS

Vista Gold Corp. Announces First Quarter Financial Results and Corporate Update

Denver, Colorado, May 4, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended March 31, 2020. The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed on May 4, 2020 with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of Q1 2020 Financial Results

Vista reported a net loss of $3.5 million or $0.03 per share for the three months ended March 31, 2020. The loss was comprised of $2.3 million of operating expenses, a $1.1 million mark-to-market loss on our investments in Midas Gold Corp. and Nusantara Resources Limited, and other expenses of $0.1 million.

Working capital at March 31, 2020 totaled approximately $4.9 million, including cash and short-term investments (comprised of government securities) of approximately $3.2 million. The Company has no debt.

Vista’s President and CEO, Mr. Frederick H. Earnest commented, “The COVID-19 pandemic continues to have a significant impact on human life and health, and on the global economy, financial markets and commodities. The health, safety and well-being of our employees and other stakeholders remains a priority for our Company. Although global travel restrictions have prevented us from engaging in face-to-face meetings with potential strategic partners, we continue to advance our objective of securing a partner for the construction and development of Mt Todd.

Current market conditions highlight the leverage to gold price that favors the Mt Todd gold project. At a current gold price of approximately $1,700 per ounce and a foreign exchange rate of $US0.65=A$1.00, the project economics demonstrate an after-tax NPV5% of more than US$1.6 billion and an IRR of 40%. The recently released benchmarking study further supports the capital and operating costs behind these compelling economic estimates. We are also pleased that notice to exercise the option has been provided by the holder of the Awak Mas project to cancel half of the net smelter return royalty held by Vista, and we expect to receive the required $2.4 million payment within days. This payment will provide an important source of working capital for the next twelve months.”

COVID-19 Pandemic Update

Vista is responding to the COVID-19 pandemic to ensure the health and safety of its employees and other stakeholders. Corporate activities continue with personnel working remotely. Corporate travel and participation in conferences has been replaced by an increased use of video conferencing technology. In Australia, Mt Todd is classified as a critical business and is operating under a COVID-19 Management and Mitigation Plan. To date, our workforce remains healthy and free of symptoms of the virus.

Awak Mas Project, Indonesia

Vista holds an NSR royalty on the Awak Mas project in Indonesia. During 2019, Vista and PT Masmindo Dwi Area (“PT Masmindo”) amended the original royalty agreement to allow PT Masmindo to make a $2.4 million payment to Vista by April 30, 2020 to cancel a 1% NSR on the first 1,250,000 ounces produced at Awak Mas and a 1.25% NSR on the next 1,250,000 ounces produced. The due date for this payment was subsequently amended to May 8, 2020. On April 29, 2020, PT Masmindo provided notice to Vista to exercise the option to cancel the related 1% NSR and 1.25% NSR upon making a payment of $2.4 million, which the Company expects to receive by May 8, 2020. Upon receipt of the $2.4 million payment, PT Masmindo will then have the right to cancel the remaining 1% NSR and 1.25% NSR for an additional payment of $2.5 million by April 30, 2021. If PT Masmindo does not make the $2.4 million payment by May 8, 2020, Vista will retain the full royalty interests and can pursue alternative monetization strategies.

Independent Benchmarking Study

In March 2020, Vista announced the positive results of an independent benchmarking study ("Study") of the 2019 updated preliminary feasibility study for the Mt Todd Gold Project (the “Project”) in the Northern Territory, Australia ("2019 PFS"). Concurrent with completing the 2019 PFS, the Company engaged an independent consultant to review and compare Vista’s estimated costs and schedules. The analysis, review and positive results of the Study are an indication of the Company’s commitment to ensuring that Project designs, schedules and economic analyses are reasonable and appropriate.

All dollar amounts in this press release are in U.S. dollars.

About Vista Gold Corp.

The Company is a gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.

Technical Report on Mt Todd

For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia” with an effective date of September 10, 2019 and an issue date of October 7, 2019, which is available on SEDAR as well as on Vista’s website under the Technical Reports section. John Rozelle, Vista’s Sr. Vice President, a Qualified Person as defined by NI 43-101, has approved the information in this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our plans to continue to advance the process of seeking a partner for the construction and development of Mt Todd; the Mt Todd project economics including the NPV5% of approximately US$1.6 billion and an IRR of 40% indicated above; the Company’s plans to focus on monetizing non-dilutive potential sources of funding, including converting royalty interests held by the Company, future option payments under the Los Reyes option agreement and sales of other non-core assets such as our mill equipment; Vista’s plans to respond appropriately to the COVID-19 pandemic to ensure the health and safety of its employees; the Company’s expected receipt of $2.4 million by May 8, 2020 related to the exercise of the option to cancel the above noted royalty and any future payments in relation to the Awak Mas project; and our belief that Mt Todd is the largest undeveloped gold project in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our assumption that PT Masmindo will make the $2.4 million cash payment when due; our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.